LEASE AMENDMENT

For valuable consideration, receipt of which is hereby acknowledged, DPH Supplements, Inc. and Medtainer, Inc., parties to the Lease Agreement made for premises known located at 1620 Commerce St. Corona, CA 92880, dated as of September 1, 2018, respectively as Landlord and Tenant, agree to amend said Lease Agreement so as to extend its term as follows:

Effective date of extended term: September 1, 2019

Expiration date of extended term: August 31, 2020

Monthly rent during extended term: $8,967.00

Area of occupancy: 8,000 sq. ft.

Cost of operating responsibility: 100%

All other terms and covenants of the original Lease Agreement shall remain in full force and effect.

Signed on this first day of September 2019.

DPH SUPPLEMENTS, INC.

By: ______________________

Douglas Heldoorn
President

MDETAINER, INC.

By: ______________________

Curtis Fairbrother
Chief Executive Officer